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Exhibit 1.1

KEYON COMMUNICATIONS HOLDINGS, INC.

3,250,000 Shares of Common Stock

UNDERWRITING AGREEMENT

KEYON COMMUNICATIONS HOLDINGS, INC.
3,250,000 Shares of Common Stock
UNDERWRITING AGREEMENT

November     , 2007

AVONDALE PARTNERS, LLC
STEPHENS INC.
c/o Avondale Partners, LLC
3102 West End Avenue, Suite 750
Nashville, Tennessee 37203

Ladies and Gentlemen:

        KeyOn Communications Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 3,250,000 shares of the Company's Common Stock (the "Stock") (the "Firm Shares") of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 487,500 shares of its Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

        The Company has prepared and filed with the U.S. Securities and Exchange Commission (the "Commission"), a registration statement on Form SB-2 (Registration No. 333-146545) covering the registration of the Shares under the U.S. Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "1933 Act"), with such deletions therefrom and additions or changes thereto as are permitted or required by Form SB-2 and the applicable rules and regulations of the Commission.

        Each prospectus relating to the distribution of the Shares used before the time the registration statement on Form SB-2 became effective under the 1933 Act (the "Effective Date") or after such effectiveness and prior to the execution and delivery of this Agreement, including the documents incorporated by reference therein and any supplements or amendments thereto is herein called a "Preliminary Prospectus." The registration statement on Form SB-2, including the exhibits thereto, including those exhibits which are incorporated by reference therein, as amended at the time it became effective, is herein called the "Registration Statement." The prospectus included in the Registration Statement at the time it became effective is herein called the "Prospectus," except that if a Supplemented Prospectus is thereafter furnished to the Underwriters after the execution of this Agreement (whether or not such prospectus is required to be filed pursuant to the 1933 Act), the term "Prospectus" shall mean such Supplemented Prospectus.

        The Underwriters shall offer the Shares for sale to the public directly and through other investment dealers and brokers in the United States only as permitted by applicable law and upon the terms and conditions set forth in the Prospectus and this Agreement. The Underwriters agree that they will not, directly or indirectly, distribute the Registration Statement, the Preliminary Prospectus or the Prospectus or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than such states of the United States where the Shares are duly qualified under U.S. federal and applicable U.S. state securities laws, in such manner as to require registration of the Shares or the filing of a prospectus or any similar document with respect to the Shares by the Company therein. The Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "1934 Act"), will not offer or sell any Shares in, or to persons who are nationals or residents of, the United States other than through one of its U.S. registered broker-dealer affiliates or otherwise in compliance with the 1934 Act Rule 15a-6.

        The Company and the Underwriters agree as follows:

        1.     Sale and Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell the Firm Shares to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per share set forth in Schedule B, the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

        In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or a portion of the Additional Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by Avondale Partners, LLC ("Avondale Partners") and Stephens, Inc. ("Stephens" and together with Avondale, the "Representatives"), on behalf of the Underwriters, to the Company setting forth the number of Additional Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Shares. Any such time and date of delivery (an "Additional Time of Purchase") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of the option, nor in any event prior to the Time of Purchase (as hereinafter defined). If the option is exercised as to all or any portion of the Additional Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

        2.     Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made by the Underwriters to the Company by wire transfer as hereinafter provided against delivery of the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 a.m., Eastern time, on November     , 2007 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the "Time of Purchase." Electronic transfer of the Firm Shares shall be made to you at the Time of Purchase in such names and in such denominations as you shall specify.

        Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the Additional Time of Purchase in such names and in such denominations as you shall specify.

        Payment shall be made to the Company by wire transfer of immediately available (same day) funds to the bank account designated by the Company, which designation will be not less than 24 hours prior to the Time of Purchase or relevant Additional Time of Purchase, against delivery to DTC of one share certificate each, accompanied by the certificate of Avondale Partners, on behalf of the Underwriters, designating for the respective accounts of the Underwriters the number of the Shares to be purchased by them. It is understood that each Underwriter has authorized Avondale Partners, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the

Additional Shares, if any, which it has agreed to purchase. Payment to the Company with respect to Shares the Underwriters have sold or expect to sell shall be made in U.S. dollars as set forth in Schedule B hereto. Avondale Partners, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Additional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Time of Purchase, or the relevant Additional Time of Purchase, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Haynes and Boone, LLP, 153 East 53rd Street, Suite 4900, New York, New York 10022, at 9:00 a.m., Eastern time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

        3.     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a)   the Registration Statement (Registration No. 333-146545) on Form SB-2 relating to the Shares, including a Preliminary Prospectus and such amendments to the Registration Statement as may have been required to the date of this Agreement, has been prepared by the Company in conformity with the requirements and provisions of the 1933 Act and has been filed with the Commission; copies of the Registration Statement and amendments and of each related Preliminary Prospectus have been delivered to the Underwriters;

          (b)   on the Effective Date, the date the Prospectus is first filed with the Commission, at all subsequent times through and including the Time of Purchase, any Additional Time of Purchase and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, (A) the Registration Statement (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included therein did or will comply with all applicable provisions of the 1933 Act, (B) no part of the Registration Statement or any such amendment or supplement did or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and (C) the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided however, that the foregoing representations and warranties in this Subsection 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information solely relating to any Underwriter and furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, or the Prospectus; the Company has not distributed and will not distribute prior to the later of (i) the Time of Purchase or any Additional Time of Purchase, as the case may be, and (ii) the completion of the distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act;

          (c)   since August 9, 2007, the documents of the Company which have been filed with the Commission on or prior to the Effective Date, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations thereof, as applicable;

          (d)   as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Description of Securities" and, as of the Time of Purchase and any Additional Time of Purchase, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Description of Securities" (subject, in each case, to the issuance of Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and grant of options under existing stock option plans described in the Registration Statement and the Prospectus); all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable, has been issued in compliance with all applicable securities laws and was not issued in violation of any preemptive right, resale right, right of first refusal or similar right; all of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly authorized and validly issued, and were issued in compliance with federal and state securities laws;

          (e)   the Company has been duly incorporated and is validly existing in its annual filings under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

          (f)    the Company is duly qualified to do business as a foreign corporation and is in good standing in its annual filings in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing in its annual filings would not, individually or in the aggregate, have a material adverse effect on the business, properties, prospects, financial condition, or results of operation of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

          (g)   the Company has no subsidiaries (as defined in the 1933 Act) other than as listed on Schedule C attached hereto (collectively, the "Subsidiaries"); other than the capital stock of the Subsidiaries or as described in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificate of incorporation and bylaws or other organizational documents of each of the Company and the Subsidiaries and all amendments thereto have been made available to you, and no changes therein will be made subsequent to the date hereof and prior to the Time of Purchase or any Additional Time of Purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation and is in good standing in its annual filings, or has made, its annual filings under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in its annual filings in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing in its annual standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, either directly or indirectly through one or more Subsidiaries, subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other equity interests in the Subsidiaries are outstanding, other than those warrants, options or other rights held by the Company or a Subsidiary; and except as disclosed in the Registration Statement and Prospectus, none of the Subsidiaries has any material assets (other than equity interests in other Subsidiaries), material liabilities (other than to the Company or other Subsidiaries) or material operations;

          (h)   the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, will be issued in compliance with federal and state securities laws and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

          (i)    the shares of capital stock of the Company, including the Shares and the options, warrants, and other rights to purchase or exchange any securities for shares of the Company's capital stock, conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the certificates for the Shares are in due and proper form and conform to the requirements of the laws of the State of Delaware, the certificate of incorporation of the Company and applicable requirements of the NASDAQ Capital Market (the "Nasdaq");

          (j)    this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except to the extent that rights to indemnity may be limited by applicable law;

          (k)   neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective certificate of incorporation and bylaws or other organizational documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, other than, in the case of this clause (ii), such breaches, defaults or violations that would not, individually or, in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) or result in the creation or imposition of any hypothecation, lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under, the certificate of incorporation and bylaws or other organizational documents of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

          (l)    no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the offer and sale of the Shares under the 1933 Act and registration of the Shares under the 1934 Act, which have been effected by the Company, (ii) any notices and filings required to be given to, or made with, the Nasdaq, which have been or will be given or made on a timely basis by the Company and (iii) any necessary qualification under the securities or blue sky laws of the various U.S. state jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the Financial Industry Regulatory Authority ("FINRA") with respect to the fairness of the underwriting arrangements relating to this Agreement;

          (m)  except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any of the Company's capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any of the Company's capital stock or other equity interests of the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any of the Shares or any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or Prospectus or the offering contemplated thereby;

          (n)   except in each case as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and the Subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; (ii) the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (iii) all of the Governmental Licenses are valid and in full force and effect; and (iv) neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses;

          (o)   all contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or in the Prospectus or to be filed with the Commission as an exhibit to the Registration Statement have been so described or filed as required;

          (p)   except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company's knowledge, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except such as would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or materially interfere with the consummation of the transactions contemplated hereby;

          (q)   L.L. Bradford & Company, LLC, whose reports on the consolidated financial statements of the Company and the Subsidiaries are included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act; and to the knowledge of the Company, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") with respect to the Company;

          (r)   the audited consolidated financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated statements of operations and retained earnings and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in accordance with U.S.

  generally accepted accounting principles ("U.S. GAPP"); there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

          (s)   subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) other than the exercise of outstanding options, if any, any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries as a consolidated group or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

          (t)    the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of the Company's directors, officers and security holders named in Exhibit A-1 hereto;

          (u)   the Company is not and will not, as a result of the offering and sale of the Shares, be (i) required to register as an "investment company" or (ii) "controlled" by an entity required to be registered as an "investment company," as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"); the Company is not a "controlled foreign corporation", nor was it a "passive foreign investment company" for the year ending July 31, 2007, as such terms are defined in the U.S. Internal Revenue Code of 1986, as amended. Whether or not a company is a passive foreign investment company is determined on an annual basis, consequently, no representation is being given as to whether the Company is a passive foreign investment company for the fiscal year starting August 1, 2007;

          (v)   the Company and each of the Subsidiaries has good and marketable title to all real property and good and valid title for personal property described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for immaterial defects to title which do not affect the use of such property or for hypothecs or other security interests granted to landlords in the ordinary course; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases or offers to lease;

          (w)  the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the trademarks and servicemarks (both registered and unregistered), tradenames, copyrights, trade secrets, patents and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them (collectively, "Intellectual Property"). There are no third parties who have rights to any Intellectual Property of the Company, except as disclosed in the Registration Statement and the Prospectus and except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company. There is no infringement by third parties of any Intellectual Property of the Company; and except as disclosed in the Registration Statement and the Prospectus, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which form a reasonable basis for any such claim;

          (x)   except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Law and are in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of the Subsidiaries, (iv) neither the Company nor any of the Subsidiaries is bound by any judgment, decree or order or has entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or clean up at any location of any Hazardous Materials; and (v) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws;

          (y)   the Company and the Subsidiaries have filed all necessary United States and foreign federal, state, provincial and local income, payroll, franchise and other tax returns and have paid taxes and other assessments of a similar nature, including any interest, additional tax or penalties shown as due thereon or with respect to any of their properties or any transactions to which they are a party, and there is no tax deficiency that has been, or is likely to be, asserted against the Company or any of the Subsidiaries or any of their properties or assets except to the extent adequately provided for on the financial statements of the Company;

          (z)   the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary practice of the industry in which the Company operates to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Purchase and any Additional Time of Purchase;

          (aa) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, subject to any deductible or self-insured retainer, or from any labor dispute or court or governmental action, order or decree;

          (bb) the Company has not sent or received any written communication regarding termination of, or intent not to renew, any of its insurance policies or any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus or required to be filed with the Commission as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge, any other party to any such insurance policy, contract or agreement;

          (cc) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (dd) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of (i) any significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a material role in the Company's internal controls over financial reporting; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that are reasonably likely to significantly affect the Company's internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses;

          (ee) since August 1, 2006, the Company has not, directly or indirectly, including through any subsidiary (i) extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or to or for any family member or affiliate of any director or executive officer of the Company or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any family member or affiliate of any director or executive officer;

          (ff)  any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and no consents were required for the use of such data from such sources;

          (gg) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

          (hh) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act, the rules of the Nasdaq or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (ii)   to the Company's knowledge, there are no affiliations or associations between any member of FINRA and any of the Company's officers, directors or 5% or greater security holders;

          (jj)   there are no stamp or other issuance or transfer taxes or duties, no capital gains, income, withholding or other taxes and no other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision or taxing authority thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares to be issued and sold by it;

          (kk) the Shares have been approved, subject to customary conditions, for quotation on the Nasdaq; all acts have been taken and all required documents have been filed under the Nasdaq rules (except routine post-closing matters) to enable the Shares to trade on the Nasdaq;

          (ll)   Empire Stock Transfer Inc. has been duly appointed as registrar and transfer agent for the Stock, including the Shares;

          (mm) except as disclosed in writing to the Underwriters or in the Prospectus, neither the Company nor any Subsidiary is a party to any contract or agreement with any officer, director, employee or any other person not dealing at arm's length with the Company or any Subsidiary which is required to be disclosed under applicable U.S. federal securities laws;

          (nn) to the Company's knowledge, there is and has been no material failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith applicable to the Company;

          (oo) except as disclosed in the Registration Statement and the Prospectus, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the shares of capital stock or other securities of the Subsidiaries or, to the knowledge of the Company, of the Company;

          (pp) the Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the 1933 Act, the rules and regulations of the Commission or the interpretations by the Commission thereof;

          (qq) no labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect;

          (rr)  neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect;

          (ss)  the section entitled "Management's Discussion and Analysis or Plan of Operation—Critical Accounting Policies and Estimates" in the most recent Preliminary Prospectus accurately and fully describes the accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments;

          (tt)  the Company has taken all actions necessary so that any "road show" (as defined in Rule 433 of the rules and regulations of the Commission) in connection with the offering of the Shares will not be required to be filed pursuant to the rules and regulations of the Commission; and

          (uu) the Company has not distributed and, prior to the later to occur of the Time of Purchase and Additional Time of Purchase and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus and the Prospectus.

        In addition, any certificate signed by any officer on behalf of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

        4.     Certain Covenants of the Company. The Company hereby agrees:

          (a)   to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b)   to make available to the Underwriters in Nashville, Tennessee and Little Rock, Arkansas as soon as practicable after the Registration Statement becomes effective and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act;

          (c)   not to file, either prior to the Effective Date or thereafter during such period as a prospectus required by law to be delivered in connection with sales of the Shares by the Underwriters or dealer, any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the proposed filing thereof and the Underwriters, acting reasonably, shall not have objected thereto;

          (d)   to comply with the requirements of the General Instructions of Form SB-2; to use its reasonable best efforts to cause the Commission to declare the Registration Statement effective; to notify the Underwriters promptly, and confirm the notice in writing, (i) when the Registration Statement has been filed or has become effective and when any post-effective amendment thereto has been filed or becomes effective, and when any supplement to the Prospectus has been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, or the Prospectus or for additional information with respect thereto, (iv) of the issuance by the Commission of any stop order or cease trading order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of the Preliminary Prospectus, or the qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceedings for the foregoing purposes or the threat thereof, (v) of the happening of any event during the period mentioned in Subsection 4(f) hereof that makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, (vi) of the issuance by the Commission, the Nasdaq, Blue Sky securities regulator or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in the securities of the Company, or the initiation of any proceedings for such purpose or the threat thereof, and (vii) of receipt by the Company or any Underwriters or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, or the Prospectus; if at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or any U.S. state or Blue Sky securities regulator shall issue any order suspending the distribution of the Shares, to use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment; and to use its reasonable best efforts to prevent the issuance of any such order;

          (e)   to file promptly (i) all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the 1934 Act, (ii) all reports and other documents required to be filed by the Company with the Nasdaq to procure and ensure the continued listing of the Shares thereon subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the 1934 Act a reasonable period of time prior to any proposed filing;

          (f)    to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the 1933 Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Subsection 4(c) hereof, to prepare and furnish promptly to the Underwriters, at the Company's expense, such amendments or supplements to the Prospectus as may be necessary to reflect any such change;

          (g)   to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the 1933 Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than March 31, 2009;

          (h)   to furnish to you such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (i)    unless otherwise publicly available on EDGAR, to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports, proxy statements or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q, 8-K and 14A, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any U.S. national securities exchange or inter-dealer quotation system on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

          (j)    to furnish to you as early as practicable prior to the Time of Purchase and any Additional Time of Purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim or monthly consolidated financial statements of the Company and the

  Subsidiaries, which financial statements, if any, have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Subsection 6(e) hereof;

          (k)   to apply the net proceeds from the sale of the Shares substantially in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

          (l)    to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including the reasonable legal fees and other disbursements of counsel for the Underwriters, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under U.S. state laws and the determination of their eligibility for investment under U.S. state laws as aforesaid (including, with respect to such qualification under U.S. state laws, the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Company's Stock on the Nasdaq and the qualification of the Shares for quotation on the Nasdaq and any registration thereof under the 1934 Act, (v) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and (viii) the performance of the Company's other obligations hereunder;

          (m)  use its reasonable best efforts to comply with the 1933 Act so as to permit the completion of the distribution of the Shares as contemplated by this Agreement and the Prospectus;

          (n)   not to, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by the Company or any other person at any time in the future of), any shares of Stock or securities convertible into or exchangeable for Stock (other than the Shares in the Offering) or announce any intention to do any of the foregoing, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or other securities, in cash or otherwise, for a period (the "Lock-Up Period") commencing on the date hereof and ending on the 180th day after the date of the Prospectus; provided that, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives each waive, in writing, such extension; provided further, that the Company agrees that during the Lock-Up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the 1933 Act for any such transaction described in the foregoing paragraph which registers, or offers for sale, Common Stock or any securities convertible intro or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans; notwithstanding as set forth above, the foregoing shall not apply to (i) the issuance of securities pursuant to the Company's stock option plans in the form and amount approved for issuance as described in the Registration Statement and the Prospectus, (ii) the exercise of options or warrants or the conversion of a security outstanding on the date of the Prospectus and which is described in the Registration Statement or (iii) the issuance of securities in connection with a merger of acquisition by the Company of the assets or capital stock of another person or entity, so long as the securities so issued by the Company may not be resold during the Lock-up Period.

          (o)   not to release any security holder of the Company who, as of the Effective Date, is subject to any "lock-up" agreement, "market stand-off" agreement or other similar agreement or provision with the Company (a "Lock-Up Agreement"), or permitted transferee thereof, from such Lock-Up Agreement;

          (p)   to use its reasonable best efforts to satisfy any requirements of the Nasdaq to the listing thereof within the time specified in the conditional approval of the Nasdaq for the listing of the Shares; and the Company has obtained the approval (subject to notice of issuance) of the Nasdaq to quote the Shares and, for a period of at least five years after the date hereof, will use its reasonable best efforts to effect and maintain the quotation of the Shares on the Nasdaq (or the NASDAQ Global Market or the New York Stock Exchange) and will file with the Nasdaq all documents and notices required by the Nasdaq;

          (q)   to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Stock, including the Shares;

          (r)   to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Additional Time of Purchase except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and

          (s)   not to make any offer relating to the Shares that would constitute a "free writing prospectus" (as defined in Rule 405 of the 1933 Act).

        5.     Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clauses (y)(i), (y)(iii) or (y)(iv) of Section 7 of this Agreement or pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Subsection 4(l) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

        6.     Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Time of Purchase and, if applicable, at any Additional Time of Purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)   The Registration Statement has become effective; the Prospectus shall have been timely filed with the Commission in accordance with Section 4(r)); at the Time of Purchase and, if applicable, at the Additional Time of Purchase, no stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Shares or the trading in the securities of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

          (b)   At the Time of Purchase and, if applicable, at the Additional Time of Purchase, you shall have received for each Underwriter signed copies of an opinion substantially in the form set forth in Exhibit B hereto, dated as of the Time of Purchase and, if applicable, at the Additional Time of Purchase, of Haynes and Boone, LLP, counsel for the Company. With respect to the opinions to be rendered pursuant to Subsections 6(b) and (c) hereof, each shall be subject to such limitations, qualifications and assumptions that are customary for such an opinion and each respective counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (c)   At the Time of Purchase and, if applicable, at the Additional Time of Purchase, you shall have received for each Underwriter the opinions, dated as of Time of Purchase and, if applicable, at the Additional Time of Purchase, of DLA Piper US LLP, counsel for the Underwriters, with respect to the issuance and the sale of the Shares by the Company, the Registration Statement and the Prospectus, and such other matters as the Underwriters may require.

          (d)   At the time of the execution of this Agreement, the Underwriters shall have received from L.L. Bradford & Company, LLC, a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

          (e)   At the Time of Purchase and, if applicable, at the Additional Time of Purchase, the Underwriters shall have received from L.L. Bradford & Company, LLC, a letter, dated as of Time of Purchase and, if applicable, at the Additional Time of Purchase, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than three business days prior to the Time of Purchase and, if applicable, at the Additional Time of Purchase.

          (f)    At the Time of Purchase and, if applicable, at the Additional Time of Purchase, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of each of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of the Time of Purchase and, if applicable, at the Additional Time of

  Purchase, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the Time of Purchase and, if applicable, at the Additional Time of Purchase, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Purchase and, if applicable, at the Additional Time of Purchase, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and (v) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date and (2) the Prospectus, as of its date and on the Time of Purchase and, if applicable, the Additional Time of Purchase did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth.

          (g)   You shall have received signed Lock-up Agreements as contemplated by Subsection 3(t) hereof.

          (h)   The Shares shall have been approved for listing and quotation on the Nasdaq, subject, in the case of listing of the Shares, to the fulfillment of the usual post-closing requirements and, in the case of the quotation of the Shares, to notice of issuance at or prior to the Time of Purchase or any Additional Time of Purchase.

          (i)    FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j)    No Underwriter shall have discovered and disclosed to the Company on or prior to the Time of Purchase and, if applicable, the Additional Time of Purchase that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of DLA Piper US LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (k)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (l)    The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Time of Purchase and, if applicable, the Additional Time of Purchase, as you may reasonably request.

          (m)  (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders' equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Time of Purchase or, if applicable, the Additional Time of Purchase on the terms and in the manner contemplated in the Prospectus.

        7.     Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

        The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters, if (x) since the earlier of the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the judgment of the Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of the execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the Nasdaq; (ii) a general moratorium on commercial banking activities declared by United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

        If the Underwriters elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

        8.     Increase in Underwriters' Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

        The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

        If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        9.     Indemnity and Contribution.

          (a)   The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information furnished by or on behalf of the Underwriter not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares; provided, however, that, solely with regard to clause (i), the foregoing indemnity agreement with respect to any Prospectus or Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling the Underwriter, if sufficient copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 4 hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not given or sent to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise unless the failure to so notify materially prejudices the Company's ability to defend such action, suit or proceeding. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof and the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing an indemnified party who is a party to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party for such fees and expenses in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days'

  prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b)   Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise unless the failure to so notify materially prejudices the Company's ability to defend such action, suit or proceeding. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof and the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing an indemnified party who is a party to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          (c)   If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses recently incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (d)   The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (e)   The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its affiliates, partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

        10.   Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the table under the first paragraph, the table in the fifth paragraph, and the third paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

        11.   Research Analyst Independence. The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters' investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

        12.   No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

        13.   Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Underwriters c/o Avondale Partners, LLC, 3102 West End Avenue, 11th Floor, Nashville, Tennessee 37203, Attention: [                        ] and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 11742 Stonegate Circle, Omaha, Nebraska 68164, Attention: Jason Lazar.

        14.   Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. As used in this Agreement, the term "Business Day" shall mean any day on which commercial banks are open to transact business in the State of New York.

        15.   Submission to Jurisdiction; Agent for Service; Waiver of Immunities. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in New York City or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement or the Shares is brought by any third party against the Underwriters or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company agrees that service of process upon the Agent for Service and written notice of said service to the Company (mailed or delivered to its Vice President, Corporate Development at its principal office in Omaha, Nebraska) shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Shares shall be outstanding.

        To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

        16.   Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, affiliates, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal Underwriters and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        17.   Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

        18.   Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

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        If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,
KEYON COMMUNICATIONS HOLDINGS, INC.
By:
Name:
Title:

Accepted and agreed to as of the
date first written:

AVONDALE PARTNERS, LLC
STEPHENS INC.

By: AVONDALE PARTNERS, LLC

By:
Name:
Title:

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  Exhibit 1.1
UNDERWRITING AGREEMENT